UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2011

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 22, 2011, Kansas City Southern (the "Company") provided a notice to its directors and executive officers informing them of a blackout period for the Company's 401(k) and Profit Sharing Plan ("KCS Plan"), the Company’s Employee Stock Ownership Plan ("ESOP"), and the Gateway Western Railway Union 401(k) Plan ("GWWR Plan"), and the trading restrictions that apply to them during the blackout period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. During the blackout period directors and officers will generally be prohibited from engaging in transactions involving Company common stock and related equity acquired in connection with their service to the Company. The notice designates Brian P. Banks, Associate General Counsel & Corporate Secretary, and Julie D. Powell, General Director Shareholder Relations, Assistant Secretary & Assistant Treasurer, to respond to inquiries about the blackout period. They may be contacted at the following:

Address:
Kansas City Southern
P.O. Box 219335
Kansas City, MO 64121-9335

Phone Number (Brian P. Banks): 816-983-1382
Phone Number (Julie Powell): 816-983-1538

The blackout period is required to transfer employee accounts from both the GWWR Plan and the ESOP to the KCS Plan. The blackout period will begin on December 22, 2011 and end on January 3, 2012, unless sooner terminated or extended. During the blackout period, plan participants and beneficiaries will generally be unable to obtain distributions from their Company common stock accounts or direct investments or changes in investments in those accounts.

A copy of the notice to directors and executive officers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Notice to Directors and Executive Officers dated November 22, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 22, 2011	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers dated November 22, 2011.